UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  May 19, 2016

Starlight Supply Chain Management Company
FORMERLY KNOWN AS LIVE FIT CORP.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-197291	90-1035363
(Commission File Number)	(IRS Employer Identification No.)

RM 1001, Unit 5, Building 8, ShangPin FuCheng FuZe Garden, YanJiao Development District, SanHe City
Heibei Province, China
(Address of principal executive offices and zip code)

+8618600638662
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2016, the Board of Directors of Live Fit Corp. (“Corporation”) approved resolutions to: (i) change the name of the Corporation from Live Fit Corp. to Starlight Supply Chain Management Company, and (ii) to increase the authorized number of shares of Common Stock from 130,000,000 shares of $0.001 par value Common Stock to 4,000,000,000 shares of $0.001 par value Common Stock (collectively “Amendments”). On that same date, shareholders of the Corporation holding 57.37% of the Corporation’s issued and outstanding shares of Common Stock signed consent resolutions approving the Amendments. On May 19, 2016, the Corporation filed an amendment to the Corporation’s Articles of Incorporation with the Nevada Secretary of State to change the name of the Corporation and to increase the authorized shares of the Corporation’s Common Stock.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events

Holders of stock certificates bearing the prior corporate name need not take any action at this time to change the stock certificates to reflect the new corporate name. The new CUSIP number for the Company’s common stock is 85554J 109.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of Live Fit Corp. filed with the Nevada Secretary of State on May 19,2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Fit Corp.

/s/ CHAN Wai Lun
CHAN Wai Lun
Chief Executive Officer

Date: June 13, 2016